SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

9172 Eton Avenue
Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, June 12, 2003

To the Stockholders of INTERNATIONAL REMOTE IMAGING SYSTEMS, INC:

      The 2003 Annual Meeting of Stockholders of International Remote Imaging Systems, Inc. (the “Company”) will be held at the Radisson Hotel, located at 9777 Topanga Canyon Boulevard, Chatsworth, California, on Thursday, June 12, 2003 at 3:00 p.m. local time, for the following purposes:

1. To elect two Class 1 Directors to hold office until the year 2006 annual meeting or until their successors are elected and qualified;

2. To approve an amendment to our 1998 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,900,000 to 2,900,000;

3. To ratify the selection of BDO Seidman, LLP as independent public accountants for the fiscal year ending December 31, 2003; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on April 15, 2003, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

      You are cordially invited to attend the Annual Meeting in person. However, you must be a stockholder of record at the close of business on April 15, 2003 to vote at the meeting. Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors

JOHN A. O’MALLEY
Chairman of the Board

April 17, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON JUNE 12, 2003. PLEASE RETURN YOUR PROXY IN TIME.

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

9172 Eton Avenue
Chatsworth, California 91311

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, June 12, 2003

GENERAL INFORMATION AND VOTING RIGHTS

      This proxy statement (the Proxy Statement) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of International Remote Imaging Systems, Inc., a Delaware corporation (IRIS or the Company), for use at the 2003 Annual Meeting of Stockholders (the Annual Meeting) to be held at the Radisson Hotel, located at 9777 Topanga Canyon Boulevard, Chatsworth California, on Thursday, June 12, 2003, at 3:00 p.m. local time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of the Company’s Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2002. However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies. The Company anticipates that the Proxy Statement and enclosed proxy will first be mailed or given to its stockholders on or about April 18, 2003.

      A proxy may be revoked by filing with the Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any stockholder who attends such meeting may orally revoke his proxy at the Annual Meeting and vote in person. All properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of Class 1 directors, FOR the approval of an increase in the number of shares of common stock available for grant under the 1998 Stock Option Plan from 1,900,000 to 2,900,000 and FOR the selection of BDO Seidman, LLP as independent auditors of the Company. In addition, the proxy holders will vote in their sole discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The cost of solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. The Company may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

      Only holders of record of the Company’s common stock at the close of business on April 15, 2003 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On that date, there were 11,050,457 shares of common stock outstanding. Each holder of record is entitled to one vote for each share of common stock held on all matters to come before the meeting.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding those individuals currently serving as the directors and executive officers of the Company:

Name	Age	Position with the Company

John A. O’Malley	69	Chairman of the Board
Steven M. Besbeck	55	Director
Thomas F. Kelley	70	Director
Richard G. Nadeau	67	Director
Kshitij Mohan	57	Director, Chief Executive Officer and President
Cesar M. Garcia	50	Corporate Executive Vice President
John Y. Caloz	51	Corporate Vice President, Chief Financial Officer and Secretary
Robert A. Mello	49	Corporate Vice President and President of StatSpin
Kenneth R. Castleman	61	President of Advanced Digital Imaging Research, LLC

      The Board of Directors is divided into three classes with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. Executive officers serve at the discretion of the Board of Directors. There are no familial relationships among the directors and executive officers of the Company.

      John A. O’Malley, Ph.D. has served as a director since 1988 and became President and Chief Executive Officer in the third quarter of 1999, before retiring in January, 2003. He became Chairman of the Board of Directors in January 2000 and remains in that position. From November 1998 to August 1999, he served IRIS as a member of the Office of the Chief Executive. Before that he was President of Second Opinion, a consulting firm serving the healthcare diagnostic and biotechnology industry. Simultaneously he shared the presidency, in addition to being a director and Chief Operating Officer, of Litmus Concepts, Inc. (LCI), a developer of point-of-care diagnostic tests for the women’s healthcare market. Prior to establishing Second Opinion, he was worldwide director of chemical manufacturing operations for the Milligen/ Biosearch Division which Millipore Corporation acquired from New Brunswick Scientific where Dr. O’Malley had been its Vice President and General Manager of the Biosearch division. Previously, he was President of Primary Diagnostic Systems and President of SmithKline Instruments, and President of Oxford Laboratories, all in vitro diagnostic (“IVD”) companies. Dr. O’Malley received his B.S. degree in Chemistry from Rutgers, the State University of New Jersey, and his Ph.D. degree in Physical Chemistry from the University of Pennsylvania.

      Steven M. Besbeck has served as a director since 1990. He is President, Chief Executive Officer and Chief Financial Officer of Creative Computer Applications, Inc., a position he has held since 1983, as well as one of its directors since 1980. Creative Computer Applications designs, develops, services and markets clinical information systems for laboratory, pharmacy and radiology departments in hospitals, clinics and other healthcare providers. Prior to that, Mr. Besbeck was a director, President and Chief Executive Officer of American Cytogenetics, Inc., a provider of specialty clinical laboratory services from 1975 through 1983. Mr. Besbeck holds a B.S. in Finance from California State University, Long Beach.

      Thomas F. Kelley, Ph.D. was appointed a director in March 1996 and elected to his first three-year term in June of that year. Until February 1, 1998, he was also a Vice President of the Company and the General Manager of StatSpin. Dr. Kelley was Chief Executive Officer of Imagepath Systems, Inc. an IVD imaging systems integrator from 1996 through 2001. From 1982 to the time of its acquisition by the Company, he was President and Chairman of the Board of StatSpin. Prior to founding StatSpin, Dr. Kelley was employed by Instrumentation Laboratory, Inc., in roles of Director of Market Development and Director of Applied Research, among others. Dr. Kelley received his B.A. and M.A. degrees in Biology from Boston University in 1954 and 1955, respectively, and his Ph.D. in Biochemistry from Brown University in 1959. He also serves as a director of BioNostics, Inc., an Acton, Massachusetts-based original equipment and private-label manufacturer of reagents, controls and calibrators.

      Richard G. Nadeau, Ph.D. was appointed a director in January 1999 when the Board was enlarged from four to five members. He is Founder and Chairman of Vistair Ventures, a company he founded in 1984 that funds small businesses during their seed phase primarily in the high technology fields. Concurrently, Dr. Nadeau held senior positions with various IVD equipment companies, including Chairman and Chief Executive Officer of Cytometrics, Inc., President and Chief Executive Officer of EM Diagnostic Systems, Inc., Senior Vice President and Chief Technical Officer of Technicon Instrument Corporation, President of the Diagnostics Division (North America) of Technicon Instrument Corporation, President of Ortho Diagnostics, Inc., a subsidiary of Johnson & Johnson, Inc., and Worldwide Marketing Manager for the Automatic Clinical Analysis Division of E.I. DuPont de Nemours & Co. Cytometrics, Inc. was liquidated under Chapter 7 of the U.S. Bankruptcy Code in 2001. He currently serves on the Board of Directors for the Advanced Medical Technology Association (AdvaMed) and Oasis Biosciences, Inc.. Dr. Nadeau is a former President of the National Committee for Clinical Laboratory Standards and former Board Member of the European Committee for Clinical Laboratory Standards. He earned his B.S. in Pre-Med and M.S. in Biochemistry at the University of New Hampshire and his Ph.D. in Biochemistry at West Virginia University.

      Kshitij Mohan was appointed President and Chief Executive Officer and a director in January 2003. Prior to joining the Company, Dr. Mohan was Chief Regulatory and Technology Strategist for King and Spalding, a national full-service law firm. From 2000 to 2001, Dr. Mohan was Senior Vice President and Chief Technology Officer of Boston Scientific Corporation, based in Natick, Mass. In 1988 he joined Baxter International, based in Deerfield, Ill., and rose to the position of Corporate Vice President, Research and Technical Services. From 1983 to 1988 he held key positions with the U.S. Food and Drug Administration including Director, Office of Science and Technology, Director, Office of Device Evaluation, and Acting Deputy Director, Center for Devices and Radiological Health. In these positions, Dr. Mohan was responsible for the review of all medical devices and for all science and technology programs related to medical devices in the FDA. Dr. Mohan served as Science Examiner, Basic Research and R&D Programs with the White House Office of Management and Budget from 1979 to 1983. Dr. Mohan has served as Director of the Advanced Medical Technology Association (AdvaMed), Keravision Inc., the Regulatory Affairs Professional Society, member of Advisory Boards of the Thayer School of Engineering at Dartmouth and the Bournes School of Engineering at the University of California in Riverside, review boards of the National Science Foundation and several editorial boards, where he eventually became Director, Office of Science and Technology. He also held other major positions with the FDA. He received a Ph.D. in Physics from Georgetown University in Washington, an M.S. in Physics from the University of Colorado at Boulder, and B.Sc. First Class Honors (Physics) from Patna University in India.

      Cesar M. Garcia joined the Company in January 2002 and is Corporate Executive Vice President, responsible for both the Iris Diagnostics and StatSpin divisions. Mr. Garcia has over 29 years of experience in medical device manufacturing. Prior to joining Iris, Mr. Garcia was Sr. Vice President, Operations and Program Management for Cytometrics Inc., of Philadelphia, PA., an early stage manufacturer of non-invasive, photonics-based medical devices. From 1994 to 1998, he was Vice President of Operations and Engineering at Datascope Corp. of Paramus, NJ., which manufactures medical devices for interventional cardiology, anesthesiology and critical care monitoring. Prior to that, Mr. Garcia served as Director, Hematology Business Unit for Bayer Diagnostics of Tarrytown, NY and General Manager for Technicon Electronics, a subsidiary of Bayer USA, in Puerto Rico. Mr. Garcia earned his B.S. in Industrial Engineering (Cum Laude) at the University of Puerto Rico and received an Advanced Management Certificate from Pace University, Pleasantville, NY.

      John Y. Caloz joined the Company in August 2001 and is Corporate Vice President, Chief Financial Officer and Corporate Secretary. Prior to joining IRIS, he held the office of CFO at Synarc, Inc., of San Francisco, CA. From 1993 to 1999, he was Senior Vice President and CFO of Phoenix International Life Sciences Inc. in Montreal, Canada, a multi-national contract research organization. From 1983 to 1993, Mr. Caloz was a partner at Rooney, Greig, Whitrod, Filion & Assoc. of Saint Laurent, Quebec, Canada, a firm of Chartered Accountants. He is a Chartered Accountant and holds a degree from York University, Toronto, Canada.

      Robert A. Mello joined the Company in April 2000 and is Corporate Vice President and President of the StatSpin division. Mr. Mello has 27 years of experience in medical device manufacturing, service, marketing and engineering. From 1988 through April 2000, he was an executive with bioMerieux, which designs, manufactures and markets medical instruments and consumables for immunodiagnostic and microbiology laboratories worldwide. Most recently, Mr. Mello was bioMerieux’s Vice President of Operations at their facility in the Boston area. Before that, he was Vice President of Disposables Manufacturing at bioMerieux’s clinical microbiology facility in St. Louis. Prior to joining bioMerieux, he held senior management positions with Medical & Scientific Designs and Ortho Diagnostics Inc., a division of Johnson & Johnson. Mr. Mello holds degrees in both Electrical Engineering and Business Management and has global experience in the IVD market.

      Kenneth R. Castleman founded Perceptive Systems, Inc. (PSI), the predecessor company to ADIR. PSI developed imaging instruments for cytogenetics, introducing many innovations into the field. When the Company acquired PSI in 1996, Dr. Castleman headed this newly created division, and in March 2000, he continued to head the research and development division of PSI, named Advanced Digital Imaging Systems, LLC, following the sale by the Company of substantially all of the other assets of PSI. From 1970 through 1985 he was a Senior Scientist at NASA’s Jet Propulsion Laboratory in Pasadena, CA, where he developed digital imaging techniques for a variety of medical applications. During that period he was also a Lecturer at Caltech, and a Research Fellow at USC and at UCLA. He currently serves on advisory boards at the National Institutes of Health, The University of Texas, Carnegie-Mellon University, and the FBI. Dr. Castleman holds Bachelor’s, Master’s, and Ph. D. degrees in electrical engineering from the University of Texas at Austin and is a member of the National Space Association’s Space Technology Hall of Fame.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than 10% of the common stock) are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended December 31, 2002, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of common stock as of March 10, 2003 by (i) persons known to the Company beneficially to own more than 5% of the outstanding common stock, (ii) directors of the Company, (iii) the executive officers named below in the “Summary Compensation Table” and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names, subject to community property laws where applicable

	Number of Shares	Percent of
Name of Beneficial Owner(1)	Beneficially Owned(2)(4)	Class(3)(4)

John A. O’Malley	633,938	5.5
Steven M. Besbeck	122,288	1.1
Thomas F. Kelley	191,556	1.7
Richard G. Nadeau	121,754	1.1
Kshitij Mohan	50,000	*
Cesar M. Garcia	53,000	*
John Y. Caloz	25,000	*
Robert A. Mello	77,818	*
Kenneth R. Castleman	42,730	*
Thermo Amex Convertible Growth Fund I, L.P.(5)	2,000,000	18.2
Digital Imaging Technologies, Inc.(6)	853,040	7.2
Directors and Executive Officers as a Group (9 persons)	1,318,084	10.9

*	Less than 1%.

(1)	Unless otherwise indicated, the mailing address of each person is c/o the Company, 9172 Eton Avenue, Chatsworth, California 91311.

(2)	Includes warrants and options exercisable on or within 60 days of March 10, 2003 held by directors, executive officers and former executive officers as follows: Dr. O’Malley (479,000 shares), Mr. Besbeck (119,000 shares), Dr. Kelley (140,000 shares), Dr. Nadeau (105,000 shares), Dr. Mohan (50,000 shares), Mr. Garcia (53,000 shares), Mr. Caloz (25,000 shares), Mr. Mello (58,580 shares) and Dr. Castleman (41,630 shares).

(3)	Based on 10,972,857 shares of stock outstanding as of March 10, 2003.

(4)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the common stock. Shares of common stock issuable upon exercise of warrants and options exercisable on or within 60 days of March 10, 2003 are deemed outstanding for purposes of computing the number and percentage of shares owned by the person holding such warrants or options but are not deemed outstanding for computing the percentage held by any other person.

(5)	The mailing address for Thermo Amex Convertible Growth Fund I, L.P. is Suite 1B, 4 Lafayette Court, Greenwich, Connecticut 06830. The fund shares voting and dispositive power over these securities with Thermo Amex Finance, L.P., Thermo Amex Management Company, Inc. and Thermo Electron Corporation. The information in the table and this footnote are based on the Schedule 13D filed jointly by all four entities on January 10, 1997, the subsequent conversion of the preferred shares described in the Schedule 13D and the expiration of the warrant described in the Schedule 13D.

(6)	Consists entirely of a warrant to purchase 853,040 shares of common stock. The mailing address for Digital Imaging Technologies, Inc. is 2950 North West Loop, Suite 1050, Houston, Texas 77092. Digital Imaging Technologies, Inc. shares voting and dispositive power over these securities with Edward Randall, III. The information in the table and this footnote are based on the Schedule 13D filed jointly by Digital Imaging Technologies, Inc. and Edward Randall, III on August 8, 1996.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the annual and long-term compensation of the Company’s Chief Executive Officer and up to four of the other most highly compensated individuals serving as executive officers at December 31, 2002, whose total annual salary and bonus exceeded $100,000 for the fiscal year (the Named Officers).

						Long-Term
	Annual Compensation					Compensation

	Year			Other Annual		Number of Shares	All Other
Name and Principal Positions	(1)	Salary	Bonus	Compensation(2)		Underlying Options	Compensation(3)

John A. O’Malley	2002	$250,300	$175,000	$15,616	(4)	50,000	$2,150	(6)
Chairman of the Board, President	2001	250,300	100,000	14,491	(4)	50,000	1,844	(6)
and Chief Executive Officer(11)	2000	250,300	225,000	17,185	(4)	0	1,844	(6)
Cesar M. Garcia	2002	220,300	100,000	0		120,000	1,320	(7)
Corporate Executive Vice President
John Y. Caloz	2002	179,800	50,000	0		20,000	3,128	(8)
Corporate Vice President, Chief Financial Officer and Secretary
Robert A. Mello	2002	161,570	35,000	10,000	(5)	25,000	2,810	(9)
Corporate Vice President	2001	144,367	30,000	10,000	(5)	26,000	2,564	(9)
and President of StatSpin	2000	98,392	50,000	0		50,000	538	(7)
Kenneth R. Castleman	2002	189,810	0	0		10,000	2,729	(10)
President of Advanced Digital Imaging Research, LLC	2001	189,172	0	0		11,000	2,564	(10)

(1)	Years represent calendar years. Information is provided only for those years in which the individual served as an executive officer.

(2)	Other Annual Compensation consists of (a) the dollar value of the difference between the price paid for common stock purchased under the Company’s Employee Stock Purchase Plan and the fair market value of such shares on the date of purchase (“ESPP benefits”) and (b) automobile allowances. It does not include the value of perquisites because the aggregate value of perquisites did not exceed the lesser of $50,000 or 10% of any named executive officer’s salary and bonus for the applicable years.

(3)	All Other Compensation consists of (a) premiums paid for term life insurance for the benefit of executive officers (“life insurance premiums”) and (b) matching contributions to the Company’s 401(k) plan for the benefit of executive officers (“401(k) matching contributions”).

(4)	Consists entirely of automobile allowances.

(5)	Consists entirely of ESPP benefits.

(6)	Consists of $150, $144 and $144 for life insurance premiums and $2,000, 1,700 and $1,700 in 401(k) matching contributions for 2002, 2001 and 2000, respectively.

(7)	Consists entirely of life insurance premiums.

(8)	Consists of $1,128 for life insurance premiums and $2,000 in 401(k) matching contributions.

(9)	Consists of $900 and $864 for life insurance premiums and $1,910 and $1,700 in 401(k) matching contributions for 2002 and 2001, respectively.

(10)	Consists of $831 and $864 for life insurance premiums and $1,898 and $1,700 in 401(k) matching contributions for 2002 and 2001, respectively.

(11)	Dr. Kshitij Mohan was appointed President and Chief Executive Officer on January 6, 2003.

Option Grants in Last Fiscal Year

      The following table sets forth certain information regarding stock option grants during 2002 to the Named Officers. No stock appreciation rights were granted during the year.

					Potential Realizable
	Individual Grants(1)				Value at Assumed
					Annual Percentage Rates of
	Number of	% of Total			Stock Price Appreciation
	Shares	Options Granted			Per Option Term(2)
	Underlying	to Employees in	Exercise	Expiration
Name	Options	Fiscal Year	Price	Date	0%	5%	10%

John A. O’Malley	50,000 (3)	9.9	$3.01	6/7/07	0	$94,649	$239,858
Cesar M. Garcia	120,000 (4)	23.8	2.60	1/11/12	0	196,215	497,248
John Y. Caloz	20,000	4.0	3.01	6/7/07	0	37,859	95,943
Robert A. Mello	25,000	5.0	3.01	6/7/07	0	47,324	119,929
Kenneth R. Castleman	10,000	2.0	3.01	6/7/07	0	18,930	47,972

(1)	These incentive stock options vest annually in equal installments during the four years following the date of grant, unless described otherwise herein.

(2)	Based on the assumption that the market price of the underlying shares of common stock appreciate in value from the date of grant to the date of expiration at the annualized rates indicated. These rates are hypothetical rates mandated by the Securities and Exchange Commission, and the Company does not make any representations regarding future appreciation in the market price of the common stock.

(3)	These incentive stock options vest over a six-month period, commencing June 7, 2002.

(4)	Non qualified stock options to purchase 20,000 shares vest immediately and non qualified stock options to purchase 100,000 shares vest annually in equal installments during the three years following the date of grant.

Aggregated Option Exercises in Last Year and Year-End Option Values

      The following table sets forth certain information regarding the exercise of stock options during 2002 by the Named Officers and the final year-end value of their unexercised options. None of the Named Officers exercised any stock appreciation rights during 2002 or held any such rights at year end.

			Number of Shares Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-The-Money Options at
	Acquired	Value	Fiscal Year End		Fiscal Year End(1)
Name	On Exercise	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable($)

John A. O’Malley	0	0	454,000/	0	421,490/	0
Cesar M. Garcia	0	0	20,000/	100,000	0/	0
John Y. Caloz	0	0	25,000/	70,000	0/	0
Robert A. Mello	0	0	41,580/	59,420	35,660/	22,400
Kenneth R. Castleman	0	0	41,630/	17,370	39,305/	2,285

(1)	Based on the difference between the market price of a share of common stock on December 31, 2002 of $2.31 per share and the exercise price of the options.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors held a total of ten meetings during 2002, three of which were conducted by telephone. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee, which currently consists of Mr. Besbeck, Dr. Kelley and Dr. Nadeau, held four meetings during 2002. The members of the Audit Committee are directors independent of management who are not officers or employees of the Company. The Board of Directors has determined that Steven M. Besbeck and Richard G. Nadeau are “audit committee financial experts” as defined in regulations issued by the Securities and Exchange Commission (“SEC”) pursuant to the Sarbanes-Oxley Act of 2002. The Committee reviews the scope and results of the year-end audit with management and the independent auditors, reviews and discusses the adequacy of the Company’s internal controls and recommends to the Board of Directors selection of independent auditors for the coming year. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter was attached to last year’s proxy statement.

      The Compensation Committee, which currently consists of Dr. Nadeau and Mr. Besbeck, held five meetings during 2002. The Compensation Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company. The functions of the Compensation Committee include annually reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based plans, annually reviewing and approving compensation of directors, determining the compensation for the Chief Executive Officer and other senior executives. The Compensation Committee has the authority to retain any compensation consultant to be used to assist it in the evaluation of director and senior executive compensation, including approval of the consultants’ fees and other retention terms. They also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

      The Nominating Committee, which consisted of Dr. Nadeau, Mr. Besbeck, and Dr. O’Malley, held 6 meetings during 2002. In January 2003, the responsibilities of this Committee were expanded to emphasize corporate governance and the Committee was renamed the Nominating and Corporate Governance Committee. The Nominating Committee recommends to the Board of Directors suitable nominees for election to the Board of Directors or to fill newly created directorships or vacancies on the Board of Directors. The Committee was also responsible for conducting a search for a new Chief Executive Officer, since Dr. John O’Malley had decided to step down from this position, and focus on his duties as Chairman of the Board. The Nominating Committee also considers director nominations from shareholders. They should be submitted in writing to the Chairman of the Committee in care of the Secretary of the Company, no later than 90 days prior to the anniversary date of the prior year’s Annual Meeting (before March 12, 2004, for the 2004 Annual Meeting).

      With the exception of a single committee meeting, all members of the Board attended 100% of the aggregate number of meetings of the Board of Directors and the committees on which they served.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers and administering the Company’s stock option and stock purchase plans. During the year ending December 31, 2002, the Compensation Committee consisted of Dr. Richard G. Nadeau (Chairman) and Mr. Steven M. Besbeck.

Compensation Philosophy

      The Compensation Committee believes the Company’s future success depends in large part on retaining and motivating its executive officers. As a result, the Compensation Committee has adopted a general approach of compensating executives with cash salaries commensurate with the experience and expertise of the executive and competitive with median salaries paid to executives at comparable companies. To reward executives for their contributions to the achievement of Company-wide performance goals, incentive bonus awards are established at a level designed to ensure that when such payouts are added to the executive’s base salary, the total compensation for above-average performance will exceed the average compensation level at comparable companies. In addition, to align its executives’ compensation with the Company’s business strategies, values and management initiatives, both short and long term, executive officers are provided with long-term performance incentives. It is the Company’s policy to encourage share ownership through the grant of stock option awards and stock purchases under the Employee Stock Purchase Plan.

      The Compensation Committee also considers the compensation levels of executive officers at other publicly-traded and private companies. The Compensation Committee has collected information regarding compensation levels at other companies over the last several years from a variety of sources, including proxy statements and compensation reports and surveys published or prepared by respected consulting firms. Using this information, the Compensation Committee generally establishes base compensation levels (including stock options) comparable to the median compensation levels of their counterparts at comparable companies.

Compensation Elements

      The Company’s compensation package for executive officers consists of a base salary, performance-based cash bonuses and stock options. The executive officers are also eligible to participate in most of the Company’s employee benefit plans.

      Base Salaries. Base salaries are initially targeted at average levels of comparable companies and then adjusted based on an assessment of individual performance and contributions.

      Management Incentive Bonus Plan. The Company has a Management Incentive Bonus Plan (MIBP) to reward participants with cash bonuses for their contributions to the achievement of Company-wide performance goals. Most officers of the Company and certain other key employees selected by the Compensation Committee participate in the MIBP. MIBP payouts are established at a level designed to ensure that when such payouts are added to a participant’s base salary, the total compensation for above-average performance will exceed the average compensation level at comparable companies. Awards are generally made only to MIBP participants when their division of the Company, or the Company as a whole, exceeds planned operating income goals. However, certain Executive Officers are occasionally awarded bonuses based on attaining personal objectives set by the Compensation Committee and/or the Chief Executive Officer.

      Stock Option Plans. The Company uses stock option plans to provide employees with an opportunity to share with the stockholders in the long-term performance of the Company. The Compensation Committee generally grants stock options on a periodic basis to all eligible employees. Grants are also made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Beginning in 2002, stock options generally have a four-year vesting schedule and expire five years from the date of grant. The exercise price is generally 100% of the market value of a share of Common Stock at the time of the grant.

      The Compensation Committee has established general guidelines for determining the size of periodic stock option grants based upon several factors, including the salary and performance of the recipient and the market price of the Common Stock at the time of grant. The size of the grants are targeted at competitive levels.

      Employee Stock Purchase Program. The Company maintains a stock purchase plan that permits all employees to purchase shares of Common Stock at a discount of 50% from the then current market price. Employees may invest up to 15% of their total compensation and must hold the shares for two years. If the employee resigns from the Company or is terminated for cause during the holding period, the Company may repurchase the shares at the employee’s original purchase price. The Company’s right to repurchase the shares automatically terminates under certain circumstances such as a sale of the Company.

Compensation of Chief Executive Officer

      The Compensation Committee gave Dr. O’Malley a $175,000 cash bonus for 2002 based on (1) continuing improvement of the market value of the Company (2) initiatives taken to direct the Company (3) the achievement of extraordinary accomplishments (not directly affecting operating earnings or stock value).

Compensation of Other Executive Officers

      The Compensation Committee considered various factors to determine any additional compensation for other Executive Officers. These factors include (1) the continuing improvement of the market value of the

Company (2) evaluations and recommendations of the Chief Executive Officer (3) initiatives taken over and above the regular duties of the other Executive Officers (4) the achievement of extraordinary accomplishments (which may or may not affect operating earnings or stock value.)

      Based on these factors, Mr. Garcia was awarded a cash bonus of $100,000, Mr. Caloz was awarded a cash bonus of $50,000 and Mr. Mello was awarded a cash bonus of $35,000 for 2002 under the MIBP. See “Executive Compensation — Summary Compensation Table.”

COMPENSATION COMMITTEE

Dr. Richard G. Nadeau (Chairman)
Mr. Steven M. Besbeck

COMPENSATION OF NON-EMPLOYEE DIRECTORS

      In 2002, the Company adhered to its existing policy of paying an annual cash retainer to non-employee directors of $30,000 per year for normal, routine services as a Board member. Additional Board related activity was compensated on an activity basis. During 2002, Mr. Besbeck, Dr. Kelley and Dr. Nadeau were paid $33,250, $43,500 and $75,500, respectively, for their services as directors during that year. The Company awarded each of the non-employee directors’ stock options for 20,000 shares of common stock in 2002. Dr. Kelley also served as a part-time consultant on StatSpin matters and was paid $45,000 for these services in 2002. This consultancy was terminated at the end of 2002. For 2002, other than described above, the directors did not receive any additional compensation for their services as directors of the Company or as members of committees of the Board of Directors.

AUDIT COMMITTEE REPORT

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. During the year ending December 31, 2002, the Audit Committee consisted of Mr. Steven M. Besbeck (Chairman), Dr. Thomas F. Kelley and Dr. Richard G. Nadeau.

      In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. The Committee also discussed with the independent auditors other matters required under Statement of Auditing Standards No. 61 (Communication with Audit Committees).

      The Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with the auditors’ independence.

      The Committee discussed with the independent auditors the overall scope and plans for their audit.

      In reliance on the reviews and discussions to which reference is made above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE

Mr. Steven M. Besbeck (Chairman)
Dr. Thomas F. Kelley
Dr. Richard G. Nadeau

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

      The aggregate fees billed through March 31, 2003 for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $123,364 and were attributable to BDO Seidman LLP.

All Other Fees

      The aggregate fees billed through March 31, 2003 for services rendered to the Company, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2002, were $77,280 and were attributable to BDO Seidman LLP. These fees relate to tax activities in support of the Company.

FIVE-YEAR STOCK PRICE PERFORMANCE COMPARISON

      The following graph and table compare the cumulative total return on the Company’s Common Stock with the cumulative total return (including reinvested dividends) of the Standard & Poor’s 500 Index (S&P 500), the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index and the Standard & Poor’s Health Care Equipment Index for the five years ending December 31, 2002, assuming that the relative value of the Common Stock and each index was $100 on December 31, 1997. Amounts below have been rounded to the nearest dollar

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 2001, the Board of Directors authorized a five-year loan to Dr. O’Malley, the Company’s Chief Executive Officer, of up to $125,000 to assist with tax liabilities arising from participation in the Company’s Key Employee Stock Purchase Plan. The loan has an annual interest rate of 5 percent and is secured by 120,000 shares of Company common stock. The loan will be repaid firstly, from the proceeds of any future sale of common shares of the Company by Dr. O’Malley and, secondly, at Dr. O’Malley’s discretion. At the end the term of the loan, any remaining balance will be settled by the forfeiture by Dr. O’Malley of the remaining shares held by the Company as security. Pursuant to the agreement, Dr. O’Malley paid $2,967 of interest during 2002.

PROPOSAL 1

ELECTION OF THE CLASS 1 DIRECTORS

      The Board of Directors currently consists of five directors divided into three classes — Class 1 (Mr. Besbeck and Dr. Nadeau), Class 2 (Dr. O’Malley) and Class 3 (Dr. Kelley and Dr. Mohan) — with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. At last year’s annual meeting, the stockholders re-elected Dr. Thomas Kelley as a Class 3 director to hold office until 2005.

      At the Annual Meeting this year or any adjournments or postponements thereof, the Class 1 Directors will be elected to serve until their successors are duly elected and qualified. The nominees for election as the Class 1 Directors are Mr. Stephen M. Besbeck and Dr. Richard G. Nadeau. The Class 1 Directors will serve until the year 2006 annual meeting or until their successors are elected and qualified.

      The accompanying proxy grants to the holder the power to vote the proxy for substitute nominees in the event that Mr. Besbeck and Dr. Nadeau become unavailable to serve as Class 1 Directors. Management presently has no knowledge that they will refuse or be unable to serve as the Class 1 Directors for their prescribed term.

Vote Required; Recommendation of the Board of Directors

      Directors are elected by a “plurality” of the shares voted. “Plurality” means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, two directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election. Shares held by brokers or other nominees for a beneficial owner and not voted (broker non-votes) also will not have any effect on the outcome of the election of the director.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTIONS OF MR. BESBECK AND DR. NADEAU.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 1998 STOCK OPTION PLAN

      The Company believes that officers and other key employees should have a significant stake in the Company’s stock price performance under programs which link compensation to shareholder return. As a result, stock option grants are an integral part of the Company’s compensation program. The Company currently has less than 5,000 shares of common stock remaining under its existing stock option plans for future grants. Rather than adopting a new stock option plan at the present time, the Company proposes to increase the number of shares of Common Stock available for grant under the 1998 Stock Option Plan from 1,900,000 shares to 2,900,000 shares, an increase of 1,000,000 shares. The Board of Directors adopted such an amendment to the 1998 Stock option Plan subject to stockholder approval on March 28, 2003. The essential features of the Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the amended plan, which is attached as Exhibit A to this Proxy Statement.

      In March 1998, we adopted the 1998 Stock Option Plan (the “1998 Option Plan”). The 1998 Option Plan was amended in April 2000 and April 2001 to increase the number of shares of Common Stock authorized for issuance under the 1998 Option Plan from 600,000 to 1,200,000 to 1,900,000 respectively and to provide for certain limitations as described in the summary description below.

      On March 28, 2003, the Board approved a second amendment to the 1998 Option Plan, subject to stockholder approval, to increase the maximum number of shares of Common Stock authorized for issuance under the 1998 Option Plan from 1,900,000 to 2,900,000. The stockholders are now being asked to approve this amendment. In addition, in March 2003, the Board amended the 1998 Option Plan to provide that nonstatutory stock options have an exercise price of no less than 100% of the fair market value per share on the date of grant. This amendment does not require stockholder approval and is already incorporated in the plan.

Description of the 1998 Option Plan

      The following summary of the 1998 Option Plan is qualified in its entirety by the specific language of the 1998 Option Plan.

      General. The 1998 Option Plan provides for the granting of two types of options: (i) options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code and (ii) nonstatutory stock options. The Plan does not permit the award of “phantom stock”, “stock appreciation rights” or other similar awards.

      Shares Subject to Plan. On March 10, 2003, the Board approved a second amendment to the 1998 Option Plan, subject to stockholder approval, to increase the maximum number of shares of Common Stock authorized for issuance under the 1998 Option Plan from 1,900,000 to 2,900,000. In the event of any stock dividend, stock split, reverse stock split, re-capitalization, combination, reclassification, or similar change in our capital structure, appropriate adjustments will be made in the number and class of shares subject to the 1998 Option Plan and to any outstanding options, to the exercise price per share of any outstanding options, and in the Annual Grant Limit. If any outstanding option expires, terminates or is canceled, such shares will be returned to the 1998 Option Plan and become available for future grant.

      Administration. The 1998 Option Plan is administered by the Board of Directors, or they may delegate authority for administering the Plan to the Compensation Committee. If the Board delegates authority to the Compensation Committee, the Plan restricts membership on the Compensation Committee to directors that meet the definitions of both “non-employee directors” (as defined in the rules adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934) and “outside directors” (as defined in the regulations adopted by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code.) The Board establishes the terms and conditions of each option including, the number of shares covered by each option, the vesting period, exercise price, term and type of consideration to be paid upon exercise of each option, and whether an option is an incentive stock option or a nonstatutory stock option.

      Eligibility. All employees, consultants, and directors of the Company and its subsidiaries are eligible to participate in the 1998 Option Plan. In addition, options may be granted to prospective employees, consultants, and directors who are also employees in connection with written offers of employment or engagement. While any eligible person under the 1998 Option Plan may be granted nonstatutory stock options, only employees may be granted incentive stock options.

      Terms and Conditions of Options. Each option granted under the 1998 Option Plan is evidenced by a written agreement that specifies the number of shares subject to the option together with all other applicable terms and conditions. In accordance with an amendment to the 1998 Option Plan approved by the Board in March 2003, the exercise price of nonstatutory options granted under the 1998 Option Plan shall not be less than the fair market value of our Common Stock at the date of grant.

      Generally, the exercise price of an option may be paid in cash, by check, or in cash equivalent, by tender of shares of our Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board or by any combination of these. The Board may restrict the forms of payment permitted in connection with any option grant. Although the 1998 Option Plan provides for payment of the exercise price by a promissory note if approved by the Board, loans to officers are now prohibited under the Sarbanes-Oxley Act of 2002. The Plan administrators may also permit “cashless exercises”.

      Options granted under the 1998 Option Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. The maximum term of incentive stock options granted under the Option Plan is ten years, except that an incentive stock option granted to a 10% Stockholder may not have a term longer than five years and have an exercise price of not less than 110% of the fair market value of a share of common stock on the date of grant. Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

      Termination or Amendment. The 1998 Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed; provided that all incentive stock options must be granted within 10 years of the earlier of (i) the date on which the latest increase in the maximum number of shares reserved under the plan was approved by our stockholders or (ii) the date such amendment increasing the maximum number of shares reserved under the plan was approved by the Board. It is the intention of the Board that options will be granted for five years at no less than the fair market value at the time the grant is authorized.

Federal Income Tax Consequences

      Nonstatutory Stock Options. Under current federal income tax law, the grant of a nonstatutory stock option has no tax effect on the Company or the option holder. If the shares received on exercise of an option are not subject to restrictions on transfer or risk of forfeiture imposed by the Committee, the exercise of a nonstatutory stock option will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of exercise over the option price. The amount taxed to the option holder as ordinary income is treated as earned income. The option holder’s tax basis in the shares will be equal to the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any further gain or loss recognized by the option holder will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. The Company will normally be allowed, at the time of recognition of ordinary income by the option holder upon exercise, to take a deduction for federal income tax purposes in an amount equal to such recognized income.

      Incentive Stock Options. The federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to the employer than those associated with nonstatutory stock options. Under current federal income tax law, the grant of an incentive stock option does not result in income to the optionee or in a deduction for the Company at the time of the grant. The exercise of an incentive stock option will not result in income for the option holder if the option holder (i) does not dispose of the shares within two years after the date of grant nor within one year after exercise and (ii) is an employee of the Company or any of its affiliates from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the option holder as long-term capital gain and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the option holder disposes of the shares prior to the expiration of either of the holding periods described above, the option holder would have compensation taxable as ordinary income, and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. If the price realized in any such premature sale of the share exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain depending on the option holder’s holding period for the shares.

Equity Compensation Plan Information

      The following table gives information about our stock that may be issued under our existing equity compensation plans as of December 31, 2002, including our 1994 Stock Option Plan, the 1997 Option Plan and the 1998 Stock Option Plan.

	Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation Plans
	Exercise of Outstanding	Outstanding Options	(Excluding Securities
Plan Category	Options and Rights (a)	and Rights (b)	Reflected in Column (a))(c)

Equity compensation plans approved by security holders	3,200,000	$1.83	4,901
Equity compensation plans not approved by security holders(1)	290,000	$2.51	0

Total	3,490,000	$1.89	4,901

(1)	Consists of (i) options that are outstanding and shares available for future issuance under our 1997 Stock Option Plan and (ii) certain inducement grants issued in 2002 to new employees. Neither the American Stock Exchange current listing standards nor federal law has required stockholder approval of the 1997 Stock Option Plan or the inducement grants, and accordingly neither has been approved by our stockholders. The material features of the 1997 Stock Option Plan and the inducement grants are described below.

Material Features of the 1997 Plan

      The 1997 Nonstatutory Stock Option Plan was adopted by the Board of the Company in 1997. The l997 Plan authorizes issuance of options to issue up to 600,000 shares of the Company’s common stock. The l997

Plan is administered by the Company’s Compensation Committee. The terms of the 1997 Plan are similar to the Company’s 1998 Plan.

Material Features of the Inducement Grants

      The inducement grants were issued in 2002 at such time as no additional shares were available under the l998 Plan. The terms and conditions of the inducement grants were identical to options issued pursuant to the l998 Plan. A total of 290,000 options were issued as inducement grants in 2002 to two individuals.

Vote Required; Recommendation of the Board of Directors

      Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions (as well as broker non-votes) will not have any effect on the outcome of the proposal. The Board believes that our success depends on our ability to attract, retain and motivate key personnel. Granting options to these individuals under the 1998 Option Plan plays an important role in motivating and retaining these key individuals, especially in light of the significant competition from other companies for the same talented and qualified personnel. As of March 10, 2003, only 4,901 shares of Common Stock remained available for grant of new options under the 1998 Option Plan, a number the Board believes is insufficient to meet our needs. Accordingly, the Board believes it is very important to approve the amendment to the 1998 Option Plan in order to provide the Company with additional options shares to attract, retain and motivate key personnel and to align their long-term interests with those of the stockholders.

      THE BOARD BELIEVES APPROVAL OF PROPOSAL 2 IS IN THE BEST INTEREST OF THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1998 OPTION PLAN FROM 1,900,000 to 2,900,000.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors, upon a recommendation of its Audit Committee, has appointed BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2003, subject to ratification of the stockholders at the meeting. BDO Seidman, LLP has no financial interest of any kind in the Company except the professional relationship between auditor and client. A representative of BDO Seidman, LLP is expected to attend the meeting, will be afforded an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by stockholders.

Vote Required; Recommendation of the Board of Directors

      Proposal 3 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions (as well as broker non-votes) will not have any effect on the outcome of the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION.

OTHER PROPOSALS

      The Company is not aware of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

      If a stockholder wishes to present a proposal at the next annual meeting of stockholders, such a proposal must be received by the Company at its principal executive offices prior to December 19, 2003.

ANNUAL REPORT

      The Company’s Annual Report to Stockholders includes a copy of the Form 10-K (without exhibits) for the fiscal year ended December 31, 2002. The Annual Report and Form 10-K are not intended to be a part of this Proxy Statement or a solicitation of proxies.

NOTE REGARDING INCORPORATION BY REFERENCE TO THIS PROXY STATEMENT

      The Company routinely files with the Securities and Exchange Commission various registration statements and reports which may incorporate by reference part or all of this Proxy Statement. Those references are not intended to incorporate any of the information in this Proxy Statement under the headings “Compensation Committee Report on Executive Compensation” or “Five Year Stock Price Performance Comparison” unless those headings are specifically referenced by name in the registration statement or report.

By Order of the Board of Directors

John A. O’Malley
Chairman of the Board

Chatsworth, California

April 17, 2003

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS AT 3:00 PM ON JUNE 12, 2003. PLEASE RETURN YOUR PROXY IN TIME.

EXHIBIT A

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC

1998 Stock Option Plan, as amended

(As amended through March 28, 2003)

      1.     Purposes of the Plan. The purposes of this 1998 Stock Option Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

      Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

      2.     Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(f) “Common Stock” means the common stock, $.01 par value, of the Company.

(g) “Company” means International Remote Imaging Systems, Inc.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(i) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including Officers and Directors employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street journal or such other source as the Administrator deems reliable;

(iii) In the absence of any established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(u) “Option Exchange Program” means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

(v) “Optioned Stock” means the Common Stock subject to an Option.

(w) “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

(x) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Plan” means this 1997 Stock Option Plan.

(z) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa) “Section 162(m)” means Section 162(m) of the Code and the regulations thereunder, as amended.

(bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(cc) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd) “Termination Event” means (i) any use or disclosure by an Optionee of confidential information or trade secrets of the Company or any Parent or Subsidiary in violation of any confidentiality or nondisclosure agreement by which the Optionee is bound, or (ii) the termination of Optionee’s Continuous Status as an Employee or Consultant for cause as defined pursuant to applicable law, as a result of a breach of Optionee’s employment or consulting agreement, as a result of theft, fraud or embezzlement, or as a result of any disclosure or use of confidential information or trade secrets described in part (i) of this paragraph.

      3.     Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned under the Plan is Two Million Nine Hundred Thousand (2,900,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan. [AS AMENDED BY THE BOARD OF DIRECTORS AT MEETING HELD ON MARCH 28, 2003 AND PRESENTED TO THE STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS HELD ON JUNE 12, 2003.]

      If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

      4.     Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii) Administration with respect to Directors and Officers Subject to Section 16(b). With respect to Option grants made to Directors or to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall consist of “Non-Employee Directors” within the meaning of Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3.

(iii) Administration With Respect to Covered Employees Subject to Section 162(m) of the Code. With respect to Option grants made to Employees who are also “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder, as amended, the Plan shall be administered by a committee designated by the Board to administer the Plan, which committee shall be constituted to satisfy the requirements applicable to Options intended to qualify as “performance-based compensation” under Section 162(m). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules applicable to Options intended to qualify as “performance-based compensation” under Section 162(m).

(iv) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

(ii) to select the Directors, Consultants and Employees to whom Options may be granted hereunder;

(iii) to determine whether and to what extent Options are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(viii) to construe and interpret the terms of the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan;

(x) to modify or amend each Option (subject to Section 14(c) of the Plan);

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xii) to institute an Option Exchange Program;

(xiii) to determine the terms and restrictions applicable to Options; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

      5.     Eligibility. Nonstatutory Options may be granted to Directors, Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

      6.     Limitations.

(a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate

Fair Market Value of Shares subject to an Optionee’s incentive stock options (whether granted by the Company, any Parent or Subsidiary) which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

(c) No Officer shall be granted in any fiscal year of the Company Options to purchase more than Three Hundred Thousand (300,000) Shares. The foregoing limitation set forth in this Section 6(c) is intended to satisfy the requirements applicable to Options intended to qualify as “performance-based compensation” (within the meaning of Section 162(m)). In the event the Administrator determines that such limitation is not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitation.

      7.     Term of the Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

      8.     Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

      9.     Option Exercise Price and Consideration.

(a) Exercise Price. The price per share exercise price for the Share to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. [as amended

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. [AS AMENDED BY THE BOARD OF DIRECTORS AT MEETING HELD ON MARCH 28, 2003]

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option,

the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) a promissory note made by the Optionee in favor of the Company;

(iii) if permitted by the Administrator, in its sole discretion, other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the Optionee’s broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by the Administrator and Applicable Laws.

      10.     Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (1) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to Section 12, the Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Accelerated Termination of Option Term. Notwithstanding anything to the contrary contained in the Plan, an Optionee’s Options under the Plan shall terminate and cease to be exercisable immediately upon the occurrence of a Termination Event with respect to such Optionee.

(c) Termination of Employment or Consulting Relationship. In the event that an Optionee’s Continuous Status as an Employee or Consultant terminates (other than upon the Optionee’s death or Disability or as a result of a Termination Event), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Disability of Optionee. In the event that an Optionee’s Continuous Status as an Employee or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      11.     Non-Transferability of Options.

(a) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

(b) Designation of Beneficiary. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee’s death. If an Optionee is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the Optionee at any time by written notice, subject to the above spousal consent conditions.

(c) Effect of No Designation. In the event of the death of the Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee’s death, the Company shall deliver such options to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such options to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      12.     Withholding Taxes. Upon (i) the disposition by an Optionee of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within two years of the granting of such Incentive Stock Option or within one year after exercise of such Incentive Stock Option, or (ii) the exercise of a Nonstatutory Stock Option, the Company shall have the right to require such Optionee to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares of Common Stock.

      13.     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Company through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options which have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company or a similar event that the Administrator determines, in its discretion, would materially alter the structure of the Company or its ownership, the Administrator, upon 30 days prior written notice to the Option holders, may, in its discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an Option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel Options upon payment to the Optionees in cash, with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated as contemplated in clause (ii) above), of an amount equal to the excess of the Fair Market Value of the number of Shares as to which the Option is then exercisable (at the effective time of the merger, reorganization, sale of other event) over the aggregate exercise price with respect to such Shares. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

      14.     Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator; provided, however, the date of grant of an Option shall be, for all purposes, no earlier than the date on which the Optionee commences employment with the Company. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      15.     Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter or suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of the Plan and any amendment if and to the extent necessary under Applicable Law or the rules of any exchange or quotation system on which the Common Stock is then listed or quoted. The Company may voluntarily obtain shareholder approval of the Plan and any amendment if and to the extent the Board determines such approval is desirable, including, without limitation, to qualify for special treatment of option grants under Rule 16b-3 of the Exchange Act, Section 422 of the Code or Section 162(m) of the Code.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of an Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

      16.     Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b) Investment Representation. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell, transfer or distribute such Shares.

      17.     Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

(c) Rights of Participants and Beneficiaries. The Company shall pay all amounts payable hereunder only to the Optionee or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any Optionee or his or her beneficiaries, and rights to Shares or cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

      18.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      19.     Governing Law. The Plan shall be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

IRIS LOGO

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

9162 Eton Avenue
Chatsworth, CA 91311
(818) 709-1244

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, JUNE 12, 2003

      The undersigned stockholder of International Remote Imaging Systems, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 2003, and hereby appoints Mr. John A. O’Malley and Mr. John Y. Caloz, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of International Remote Imaging Systems, Inc. to be held on June 12, 2003 at 3:00 p.m., local time, at the Radisson Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, California and at any adjournment or adjournments thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1.	To elect two (2) Class 1 Directors.
Nominees: Steven M. Besbeck and Richard G. Nadeau
	☐ FOR all nominees		☐ WITHHELD from all nominees
(INSTRUCTION: To withhold authority to vote for any individual nominee, write their name in the space provided below).

2.	Proposal to approve amendment to 1998 Stock Option Plan.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Proposal to ratify the selection of BDO Seidman, LLP as independent auditors of the company for the fiscal year ending December 31, 2003.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(Continued and to be signed on reverse side)

(Continued from other side)

As to any other matters which may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgement.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature

Date

Signature

Date

This proxy will be voted as directed, or if no contrary direction is indicated, will be voted for the election of directors, for the amendment of the 1998 stock option plan and for the ratification of the appointment of BDO Seidman, LLP as independent auditors of the company for the year ending December 31, 2003, and as the proxy holders deem advisable on such other matters as may properly come before the meeting.